UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

FALCON MINERALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

510 Madison Avenue, 8th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 506-5925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FLMN	NASDAQ Capital Market
Warrants, each to purchase one share of Class A common stock	FLMNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a statement (the “SEC Statement”) informing market participants that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Falcon Minerals Corporation (the “Company,” “we” or “our”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”), which were issued in 2017, as equity. For a description of the terms of the warrants, please refer to the Company’s registration statement on Form S-3 filed with the SEC on September 10, 2018 (“S-3”), as amended, which relates to, among other things, the resale from time to time of the warrants and the shares of common stock issuable upon exercise of the warrants.

On May 4, 2021, the Audit Committee, based on the recommendation of and after consultation with management, concluded that the Company’s consolidated financial statements as of December 31, 2020 and 2019 and for the three years ended December 31, 2020, and (and the related reports of its independent registered public accounting firm) and the interim periods during those years (such years and periods, the “Affected Periods”), as reported in the Company’s Annual Report on Form 10-K filed on March 12, 2021, should no longer be relied upon due to required corrections related to the accounting for warrants. Similarly, press releases, earnings releases, and investor presentations or other communications describing the Company’s consolidated financial statements and other related financial information covering the Affected Periods should no longer be relied upon. The change in classification of the warrants did not have any effect on the previously reported Revenue, Adjusted EBITDA, or Free Cash Flow.

The SEC Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” Following consideration of the guidance in the SEC Statement, while the terms of the warrants as described in the S-3 have not changed, the Company concluded the warrants do not meet the conditions to be classified in equity and instead, the warrants require liability classification under Accounting Standards Codification 815. The Company has finalized the valuation of the warrants and prepared revised consolidated financial statements. The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amended 10-K”) reflecting this reclassification of the warrants for the Affected Periods contemporaneously with the filing of this Form 8-K. The adjustments to the consolidated financial statement items for the Affected Periods will be set forth through disclosures in the consolidated financial statements included in the Amended 10-K. The Audit Committee has discussed the matters disclosed in this and the above paragraphs in this Item 4.02(a) with its independent registered public accounting firm.

On a preliminary unaudited basis, the accounting for warrants as a derivative liability is expected to result in the changes set forth in the tables below to the consolidated financial results reported in the Affected Periods (amounts in thousands).

	Total liabilities
	As Previously Reported	Adjustment	As restated
As of December 31, 2020	$43,725	$3,503	$47,228
As of December 31, 2019	$45,179	$8,631	$53,810

	Net income attributable to shareholders
	As Previously Reported	Adjustment	As restated
Year ended December 31, 2020	$2,572	$5,128	$7,700
Year ended December 31, 2019	$14,350	$6,069	$20,419
Year ended December 31, 2018	$90,125	$27,800	$117,925

We will disclose the finalized impacts to these line items, as well as other line items on our consolidated financial statements, including, but not limited to, warrant liabilities, total liabilities, additional paid in capital, retained earnings, total stockholders’ equity, change in fair value of warrant liabilities, total other expense, income (loss) before income taxes, net income (loss) attributable to common stockholders, basic and diluted earnings (loss) per common share, in our Amended 10-K, which will be filed contemporaneously with the filing of this Form 8-K.  The Company emphasizes that change in classification of the warrants did not have any effect on previously reported Revenue, Adjusted EBITDA, or Free Cash Flow. Please see the forthcoming Amended 10-K for information regarding the misstatements impact on the Company’s internal controls over financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2021	FALCON MINERALS CORPORATION

	By:	/s/ Bryan C. Gunderson
	Name:	Bryan C. Gunderson
	Title:	Chief Financial Officer

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